EXHIBIT 32.2

Certificate of Principal Accounting Officer as required by 18 U.S.C. Section 1350

In connection with the accompanying Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 (the "Report") of Cadence Resources Corporation ("Cadence") as filed with the Securities and Exchange Commission on December 28, 2005, I, Lorraine M. King, Chief Financial Officer (Principal Financial and Accounting Officer) of Cadence, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cadence.

Dated: December 28, 2005	By:	/s/ LORRAINE M. KING

Name: Lorraine M. King Title: Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Cadence Resources Corporation and will be retained by Cadence Resources Corporation and furnished to the Securities and Exchange Commission or its staff upon request.